SCHEDULE 14A INFORMATION
                     Proxy Statement Pursuant to Section 14(a) of
                          the Securities Exchange Act of 1934
                                 (Amendment No. ____)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [X ] Preliminary Proxy Statement
   [  ] Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section  240.14a-11(c) or Section
        240.14a-12

                               THE MARCUS CORPORATION
                   (Name of Registrant as Specified in its Charter)

                               THE MARCUS CORPORATION
                      (Name of Person(s) Filing Proxy Statement)

      Payment of Filing Fee (Check the appropriate box):

   [X ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-
           6(i)(2).

   [  ] $500 per each party to the controversy pursuant to Exchange Act Rule
           14a-6(i)(3).

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
           11.

        1)    Title of each class of securities to which transaction applies:

        2)    Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        4)    Proposed maximum aggregate value of transaction:

        * Set forth the amount on which the filing fee is calculated and state how it was determined.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

        1)    Amount Previously Paid:

        2)    Form, Schedule or Registration Statement No.:

        3)    Filing Party:

        4)    Date Filed:

                                PRELIMINARY COPY

                             THE MARCUS CORPORATION

                                     [LOGO]

                      250 East Wisconsin Avenue, Suite 1700
                         Milwaukee, Wisconsin 53202-4220
                           __________________________

                 NOTICE OF 1994 ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held September 29, 1994
                           __________________________

   To the Shareholders of
        THE MARCUS CORPORATION:

             NOTICE IS HEREBY GIVEN THAT the 1994 Annual Meeting of Shareholders of THE MARCUS CORPORATION ("Company") will be held on Thursday, September 29, 1994 at 10:00 A.M., local time, at The Grand Geneva Resort and Spa, Highway 50 East (Highway 50 at Highway 12), 7036 Grand Way, Lake Geneva, Wisconsin, for the following purposes:

             1.   To elect seven directors for the ensuing year.

             2. To consider and act upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000 and the number of authorized shares of Class B Common Stock from 9,000,000 to 20,000,000.

             3. To consider and act upon a proposal to approve and ratify the Company's 1994 Nonemployee Director Stock Option Plan.

             4. To consider and act upon any other business which may be properly brought before the meeting or any adjournment thereof.

             Only holders of record of the Common Stock and Class B Common Stock as of the close of business on August 12, 1994 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. Shareholders may vote in person or by proxy. The holders of Common Stock will be entitled to one vote per share and the holders of Class B Common Stock will be entitled to ten votes per share on each matter submitted for shareholder consideration and will vote together in each instance as a single class.

             Shareholders are cordially invited to attend the meeting in person and a map has been provided to assist you in locating The Grand Geneva Resort and Spa. Even if you expect to attend the meeting in person, to help ensure your vote is represented at the meeting please complete, sign, date and return in the enclosed postage paid return envelope the accompanying proxy which is being solicited by the Board of Directors. You may revoke your proxy at any time before it is actually voted by notice in writing to the undersigned or by voting in person at the meeting.

             Accompanying this Notice of 1994 Annual Meeting of Shareholders is a form of proxy and Proxy Statement.

                                      On Behalf of the Board of Directors

                                      [Printer to insert signature]

                                      Thomas F. Kissinger
                                      Secretary
   Milwaukee, Wisconsin
   August 30, 1994

           [Back of Notice:  Map to The Grand Geneva Resort and Spa.]

                                PRELIMINARY COPY


                             THE MARCUS CORPORATION
                                     [LOGO]
                           __________________________

                                 PROXY STATEMENT
                           __________________________

                                       For
                      1994 Annual Meeting of Shareholders
                          To be Held September 29, 1994

             This Proxy Statement and accompanying form of proxy are being furnished to the shareholders of THE MARCUS CORPORATION ("Company") beginning on or about August 30, 1994 in connection with the solicitation of proxies by the Board of Directors of the Company ("Board") for use at the Company's 1994 Annual Meeting of Shareholders to be held on Thursday, September 29, 1994 at 10:00 A.M., local time, at The Grand Geneva Resort and Spa, Highway 50 East (Highway 50 at Highway 12), 7036 Grand Way, Lake Geneva, Wisconsin, and at any adjournment thereof (collectively, "Meeting"), for the purposes set forth in the attached Notice of 1994 Annual Meeting of Shareholders and as described herein.

             Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Meeting and to vote in person. Presence at the Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company's Secretary in writing, by notifying the appropriate personnel at the Meeting in writing or by voting in person at the Meeting. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Meeting in accordance with the instructions thereon. If no instructions are specified on the proxy, the votes represented thereby will be voted (i) FOR the Board's seven director nominees set forth below;
   (ii) FOR the amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock and Class B Common Stock; (iii) FOR the Company's 1994 Nonemployee Director Stock Option Plan; and (iv) on such other shareholder matters which may properly come before the Meeting in accordance with the best judgment of the persons named as proxies in the proxy.

             Only holders of record of shares of Common Stock ("Common Shares") and Class B Common Stock ("Class B Shares") as of the close of business on August 12, 1994 ("Record Date") are entitled to vote at the Meeting. As of the Record Date, the Company had outstanding and entitled to vote 6,806,649 Common Shares and 6,225,333 Class B Shares. The record holder of each outstanding Common Share on the Record Date is entitled to one vote per share and the record holder of each outstanding Class B Share on the Record Date is entitled to ten votes per share on each matter submitted for shareholder consideration at the Meeting. The holders of Common Shares and the holders of Class B Shares will vote together as a single class on all matters subject to shareholder consideration at the Meeting. The total number of votes represented by outstanding Common Shares and Class B Shares as of the Record Date was 69,059,979, consisting of 6,806,649 votes represented by outstanding Common Shares and 62,253,330 votes represented by outstanding Class B Shares.

   ____________________
   * Note to Printer:  This is Page 1 (but do not mark as such).

                              ELECTION OF DIRECTORS

             At the Meeting, the shareholders will elect seven directors of the Company, constituting the entire Board, to hold office until the Company's next annual meeting of shareholders and until their successors are duly qualified and elected. If, prior to the Meeting, any of the Board's nominees should for any reason become unable to serve as a director, the votes represented by proxies granting authority to vote for all of the nominees named below or which do not contain any instructions will be voted for another replacement nominee selected by the Board, if any. Under Wisconsin law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, assuming a quorum is present. For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares which are not voted on this matter at the Meeting, whether by abstention, broker nonvote or otherwise, will have no effect on the election of directors at the Meeting.

             All of the nominees are shareholder-elected directors of the Company and have served continuously as directors since the date of their election. The names of the nominees, together with certain information about each of them, are set forth below.

                                                                   Director
         Name             Current Principal Occupation      Age     Since

    [*]  Ben Marcus       Retired Chairman of the Board     83       1969
                          of the Company (1)(2)(3)

    [*]  Stephen H.       Chairman of the Board,            59       1969
          Marcus          President and Chief Executive
                          Officer of the Company
                          (1)(2)(3)

    [*]  Diane Marcus     Real estate management and        55       1985
          Gershowitz      investments (1)(3)

    [*]  George R.        Retired Vice Chairman of Banc     70       1981
         Slater           One Corporation (bank holding
                          company) and retired Chairman
                          of the Board and Chief
                          Executive Officer of Banc One
                          Wisconsin Corporation
                          (Wisconsin bank holding
                          company)

    [*]  Lee Sherman      President of Lee Sherman          68       1983
          Dreyfus         Dreyfus, Inc. (public
                          communications company),
                          retired President and Chief
                          Operating Officer of Sentry
                          Insurance (a mutual insurance
                          company) and former Governor
                          of the State of Wisconsin(4)

    [*]  Daniel F.        President and Chief Executive     58       1985
          McKeithan, Jr.  Officer of Tamarack Petroleum
                          (operator of oil and gas
                          wells) and President and Chief
                          Executive Officer of Active
                          Investor Management, Inc.
                          (operator of oil and gas
                          wells)(5)

    [*]  John L. Murray   Retired Chairman of the Board     67       1987
                          and Chief Executive Officer of
                          Universal Foods Corporation
                          (international manufacturer
                          and marketer of value-added
                          food products)(6)

   _____________

   * Printer Note: Director's pictures are to be included on left margin next to each respective name.

   _________________

   (1) Diane Marcus Gershowitz and Stephen H. Marcus are the daughter and son, respectively, of Ben Marcus.

   (2) Ben Marcus retired as the Company's Chairman of the Board in December 1991, although he still serves as a nonofficer employee of the Company. Because the Company operates as a holding company through subsidiary corporations, Stephen H. Marcus is also an officer of certain of the Company's principal operating subsidiaries.

   (3) As a result of their beneficial ownership of Common Shares and Class B Shares, Ben Marcus, Stephen H. Marcus and/or Diane Marcus Gershowitz may be deemed to control, or share in the control of, the Company. See "Stock Ownership of Management and Others."

   (4) Lee Sherman Dreyfus is a director of Associated Bank-Menomonee Falls, a banking subsidiary of Associated Banc-Corp.

   (5) Daniel F. McKeithan, Jr. is a director of Firstar Corporation, Wisconsin Gas Company and WICOR, Inc. and is a trustee of The Northwestern Mutual Life Insurance Company ("NML"). NML is also one of the Company's principal lenders.

   (6) John L. Murray is a director of Briggs & Stratton Corporation, Twin Disc, Inc., Universal Foods Corporation, Wisconsin Electric Power Company and Wisconsin Energy Corporation.

               The Board has an Audit Committee whose principal function is to recommend annually a firm of independent certified public accountants to serve as the Company's auditor, to meet with and review reports of the Company's auditor and to recommend to the Board such actions within the scope of its authority as it deems appropriate. The Audit Committee consists entirely of independent directors, including Daniel F. McKeithan, Jr. (Chairman), Lee Sherman Dreyfus and John L. Murray. The Audit Committee met once in fiscal 1994.

             The Board has a Compensation and Personnel Committee whose principal function is to recommend for approval to the Board the compensation, bonuses and benefits of officers and other key employees of the Company and its subsidiaries and to administer the Company's 1987 Stock Option Plan. See "Executive Compensation--Stock Options." The Compensation and Personnel Committee is also vested with authority to consider and nominate future directors of the Company. Shareholders entitled to vote at the Meeting who wish to propose director nominees for consideration at the Meeting may do so under the Company's By-laws only by giving written notice of an intent to make such a nomination to the Secretary of the Company not less than 15 days in advance of the Meeting. Such notice must specify, among other things, the nominee's name, biographical data and qualifications. The Compensation and Personnel Committee consists of John L. Murray (Chairman), Daniel F. McKeithan, Jr. and Lee Sherman Dreyfus. The Compensation and Personnel Committee met twice in fiscal 1994. See "Executive Compensation -- Report on Executive Compensation."

             During the Company's 1994 fiscal year, four meetings of the Board were held. No director attended less than 75% of the meetings of the Board and committees thereof on which he or she served, except Ben Marcus who missed two Board meetings.

                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

   General

             The purpose of the Company's 1994 Nonemployee Director Stock Option Plan (the "Director Plan") is to promote the achievement of long-term growth and financial success of the Company by attracting and retaining nonemployee directors of outstanding competence and by better aligning the personal financial interests of the Company's nonemployee directors with those of its shareholders. The Director Plan was adopted by the Board on June 24, 1994, subject to shareholder approval, and will be effective as of the date of the Meeting, if approved thereat by the shareholders.

             The following summary description of the Director Plan is qualified in its entirety by reference to the full text of the Director Plan attached as Exhibit A hereto.

   Eligibility; Administration

             Directors who are not employees of the Company or any subsidiary are eligible to participate in the Director Plan. Currently, five directors are eligible to participate in the Director Plan, including Diane Marcus Gershowitz, George R. Slater, Lee Sherman Dreyfus, Daniel F. McKeithan, Jr. and John L. Murray.

        Each nonemployee director is automatically entitled, as described below, to receive specified grants of nonqualified stock options on certain dates under the Director Plan. Accordingly, the Director Plan is intended to be self-governing in virtually all substantive respects. Any questions of interpretation will be resolved by the Board consistent with the terms of the Director Plan.

   Grants Under the Director Plan; Available Stock

             The Director Plan provides that up to 50,000 Common Shares (subject to adjustment as described below) will be reserved and made available for issuance upon the exercise of nonqualified stock options granted under the Director Plan. If any option granted under the Director Plan terminates, expires or is canceled prior to the delivery of all the Common Shares issuable pursuant to the option, such Common Shares (assuming the holder of the option did not receive dividends on the shares or exercise any other indicia of ownership) will be made available again for issuance pursuant to other option grants under the Director Plan.

   Option Terms

             Upon the approval of the Director Plan by the shareholders at the Meeting, each then serving nonemployee director will automatically be granted an option to purchase 1,000 Common Shares. Thereafter, on the date when any new nonemployee director is first elected or appointed as a director of the Company during the existence of the Director Plan, the new nonemployee director will automatically be granted an option to purchase 1,000 Common Shares. Additionally, on the last day of each fiscal year during the term of the Director Plan, each then serving nonemployee director will automatically be granted an option to purchase 500 Common Shares. The exercise price for all options granted under the Director Plan will be the fair market value of the Common Shares on the date of grant, as determined by reference to the closing sale price of the Common Shares on the New York Stock Exchange on the date of grant. Options will have a term of ten years and will be fully vested and exercisable immediately after grant.

             Options may be exercised by payment in full to the Company of the exercise price either in cash, previously acquired Common Shares having a fair market value on the date of exercise equal to the option exercise price (provided such Common Shares have been owned by the optionee for at least six months prior to exercise) or a combination thereof. Options may not be sold, assigned, transferred or disposed of in any manner other than by will or the laws of descent and distribution.
   The designation of a beneficiary will not constitute a transfer.

   Antidilution Adjustments

             In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spinoff, recapitalization or other distribution affecting the Common Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or diminishment of the benefits or potential benefits intended to be made available under the Director Plan, the Board may, in such manner as it may deem equitable, adjust either or both the number of Common Shares and/or the exercise price of outstanding options granted under the Director Plan, together with an adjustment to the number of Common Shares which remain eligible for issuance upon further grant of options under the Director Plan.

   Amendment and Termination

        The Board may amend, suspend or terminate the Director Plan at any time, except that no such action may affect adversely any then outstanding options granted under the Director Plan without the approval of the respective optionee. The Director Plan further provides that the provisions governing the granting of options may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974 or the rules promulgated thereunder, as allowed under Section 16 of the Securities Exchange Act of 1934. The Director Plan terminates ten years after its effective date.

   Certain Federal Income Tax Consequences

             The grant of an option under the Director Plan will create no income tax consequences to the optionee or the Company. A nonemployee director will generally recognize ordinary income at the time of option exercise in an amount equal to the excess of the fair market value of the Common Shares at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the nonemployee director. A subsequent disposition of the Common Shares by the nonemployee director will give rise to capital gain or loss by the nonemployee director to the extent the amount realized from the sale differs from the tax basis, i.e. the fair market value of the Common Shares on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Shares had been held for more than one year from the date of exercise.

   Future Grants

             No options have yet been granted under the Director Plan. Assuming the shareholders approve the Director Plan at the Meeting, each nonemployee director will automatically receive an option to purchase 1,000 Common Shares at an exercise price equal to the closing sale price of the Common Shares on the New York Stock Exchange on the date of the Meeting. For example, on August 12, 1994, the closing sales price of the Common Stock on the New York Stock Exchange was $__________. If the Director Plan had been in effect in fiscal 1994, each current nonemployee director of the Company would have automatically received on May 26, 1994 an option to purchase 500 Common Shares at an exercise price of $27.13.

   Vote Required

             For the Director Plan to be approved, the votes cast by the holders of the outstanding Common Shares and Class B Shares, voting together as a single class, for the Director Plan must exceed the number of votes cast against the Director Plan; provided that a majority of the votes represented by outstanding Common Shares and Class B Shares on the Record Date are voted on the proposal. Assuming that a quorum of votes is represented at the Meeting, any shares not voted at the Meeting on the Director Plan (whether by broker nonvotes, abstentions or otherwise) will have no impact on the vote. As of the Record Date, the Company's directors and officers as a group, including Ben Marcus, Stephen H. Marcus and Diane Marcus Gershowitz, beneficially owned approximately 89.5% of the combined voting power of the Common Shares and Class B Shares. See "Stock Ownership of Management and Others." Since it is expected that such individuals will vote in favor of approving the Director Plan, sufficient affirmative votes to approve the Director Plan are assured.

             Common Shares and Class B Shares represented at the Meeting by executed but unmarked proxies will be voted "FOR" the Director Plan, unless a vote against the Director Plan or to abstain from voting is specifically indicated on the proxy.

             The Board unanimously recommends that shareholders vote FOR the Director Plan.

                           AUTHORIZED STOCK AMENDMENT

   General

             The Board has approved and recommends that the shareholders adopt an amendment to Article 2 of the Company's Articles of Incorporation which would increase the number of authorized Common Shares from 20,000,000 to 30,000,000 and the number of authorized Class B Shares from 9,000,000 to 20,000,000 ("Authorized Stock Amendment"). The Authorized Stock Amendment will not increase or otherwise affect the number of authorized shares of preferred stock which may be issued by the Company. The provisions of Article 2 of the Company's Articles of Incorporation, as proposed to be amended by the Authorized Stock Amendment, are set forth in Exhibit B to this Proxy Statement.

             As of the Record Date, in addition to the 6,806,649 Common Shares issued and outstanding, an additional 449,475 Common Shares were reserved for issuance under the Company's 1987 Stock Option Plan, and an additional 6,225,333 Common Shares were reserved for issuance upon any potential conversions of the Class B Shares. Further, if the proposed Director Plan is adopted by shareholders at the Meeting, an additional 50,000 Common Shares will be reserved for issuance upon exercise of options which may be granted thereunder. As of the Record Date, 6,225,333 Class B Shares were issued and outstanding, with no further Class B Shares reserved for subsequent issuance. Therefore, as of the Record Date, there were a total of 13,481,457 Common Shares either issued and outstanding or reserved for issuance out of a total of 20,000,000 authorized Common Shares, leaving a total of 6,518,543 Common Shares remaining available for subsequent issuance or reservation. Similarly, as of the Record Date, a total of 3,774,667 Class B Shares remain available for subsequent issuance. The Company's Articles of Incorporation only allow additional issuances of Class B Shares as part of a stock split or dividend in conjunction with and in the same ratio as a stock split or dividend on the Common Shares and only to the holders of then outstanding Class B Shares.

             The Board believes that the increased number of authorized Common Shares contemplated by the proposed Authorized Stock Amendment is desirable to make additional unreserved Common Shares available for issuance or reservation without further shareholder authorization, except as may be required by law or by the rules of the New York Stock Exchange. Authorizing the Company to issue more shares than currently authorized by the Articles of Incorporation will not affect materially any substantive rights, powers or privileges of holders of Common Shares or the Class B Shares. There are currently no shares of preferred stock outstanding.
   The Company does not have any current plans or intentions to issue any of the additionally authorized Common Shares or Class B Shares, or any preferred stock. However, the Board believes that having such additional shares authorized and available for issuance or reservation will allow the Company to have greater flexibility in considering potential future actions involving the issuance of stock, including stock dividends or splits. The Board has no current plans to effect such potential actions. Other than with respect to the reservation of Common Shares in connection with (i) the Company's 1987 Stock Option Plan; (ii) the conversion of Class B Shares into Common Shares; and (iii) the Director Plan if approved at the Meeting, the Company has no other plans or other existing or proposed agreements or understandings to issue, or reserve for future issuance, any of the additional Common Shares or Class B Shares which would be authorized by the Authorized Stock Amendment.

             As a result of their beneficial ownership of approximately 89.4% of the combined voting power of the Common Shares and Class B Shares, Ben Marcus, Stephen H. Marcus and Diane Marcus Gershowitz may be deemed to control, or share in control, of the Company. Therefore, the Company does not view the Authorized Stock Amendment as part of an "anti-takeover" strategy. The Authorized Stock Amendment is not being advanced as a result of any known effort by any party to accumulate Common Shares or to obtain control of the Company. See "Stock Ownership of Management and Others."


   Vote Required

             In order for the Authorized Stock Amendment to be approved, the following votes must be obtained: (i) the affirmative vote of a majority of the votes entitled to be cast at the Meeting by the holders of the Common Shares, voting separately as a class; (ii) the affirmative vote of a majority of the votes entitled to be cast at the Meeting by the holders of the Class B Shares, voting separately as a class; and (iii) the affirmative vote of a majority of the votes entitled to be cast at the Meeting by the holders of the Common Shares and the Class B Shares, voting together as a single class. Any votes represented by Common Shares or Class B Shares not cast at the Meeting (whether by broker nonvotes, abstentions or otherwise) will be treated as votes against the Authorized Stock Amendment. As of the Record Date, the Company's directors and officers as a group, including Ben Marcus, Stephen H. Marcus and Diane Marcus Gershowitz, beneficially owned approximately 94.5% of the voting power of Class B Shares and 89.5% of the combined voting power of the Common Shares and Class B Shares. See "Stock Ownership of the Management and Others." Since it is expected that such individuals will vote in favor of approving the Authorized Stock Amendment, sufficient votes for an affirmative vote of the majority of the Class B Shares, voting separately as a class, and sufficient votes for an affirmative vote of the majority of the Common Shares and the Class B Shares, voting together as a single class, are assured. However, there is no assurance that an affirmative vote of a majority of the votes entitled to be cast by the Common Shares, voting separately as a class, will be obtained for the Authorized Stock Amendment.

             Common Shares and Class B Shares represented by executed but unmarked proxies will be voted "FOR" the Authorized Stock Amendment, unless a vote against the Authorized Stock Amendment or to abstain from voting is specifically indicated on the proxy.

             The Board unanimously recommends that shareholders vote FOR approval of the Authorized Stock Amendment.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

             The following table sets forth information as of the Record Date as to the Common Shares and any Class B Shares beneficially owned by (i) each director and each executive officer named in the Summary Compensation Table set forth below under "Executive Compensation -- Summary Compensation;" (ii) all current directors and executive officers as a group; and (iii) all other persons or entities known by the Company to be the beneficial owner of more than 5% of either class of the Company's outstanding capital stock. A row for Class B Share ownership is not included for individuals or entities who do not beneficially own any Class B Shares.


                                                                              Percentage of
                             Sole Voting   Shared Voting     Total Share        Aggregate
                                 and            and         Ownership and        Voting
    Name of Individual or     Investment     Investment     Percentage of       Power<F1>
    Group/Class of Stock       Power<F1>     Power<F1>         Class<F1>

                                            Directors and Executive Officers

    Ben Marcus<F2>
     Common Shares                621<F3>        -0-                 621<F3>
                                                                      *               32.8%

     Class B Shares              -0-        2,265,564          2,265,564
                                                                  (36.4%)
    Stephen H. Marcus<F2>
     Common Shares                930<F3>      33,011             33,941<F3>
                                                                      *               36.0%

     Class B Shares         1,259,773       1,224,919<F4>      2,484,692
                                                                  (39.9%)
    Diane Marcus
    Gershowitz<F2>
     Common Shares               -0-             -0-                -0-
                                                                      *               27.2%
     Class B Shares         1,018,718         857,405          1,876,123
                                                                  (30.1%)

    George R. Slater
     Common Shares<F5>            500            -0-                 500
                                                                      *                *
    Lee Sherman Dreyfus
     Common Shares              3,000            -0-               3,000
                                                                      *                *
    Daniel F. McKeithan,
    Jr.
     Common Shares              1,000            -0-               1,000
                                                                      *               *

    John L. Murray
     Common Shares              1,500            -0-               1,500
                                                                      *               *

    Bruce J. Olson
     Common Shares<F6>         13,303<F3>      14,560             27,863<F3>           *
                                                                      *
    Kenneth A. MacKenzie
     Common Shares<F6>          7,610<F3>         200              7,810<F3>           *
                                                                      *

    H. Fred Delmenhorst
     Common Shares<F6>          4,992<F3>         450              5,442<F3>           *
                                                                      *

    All directors and
    executive officers as
    a group (11
    persons)<F7>
     Common Shares<F8>         33,556<F3>      48,221             81,777<F3>
                                                                   (1.2%)             89.5%

     Class B Shares         2,278,491       3,892,960          6,171,451
                                                                  (99.1%)

                                Other Five Percent Shareholders

    Neuberger & Berman<F9>
    Common Shares<F10>        747,200            -0-             747,200                  *
                                                                  (10.9%)
    Dimensional Fund
    Advisors Inc.<F11>

    Common Shares<F12>        341,575            -0-             341,575                  *
                                                                   (5.0%)
   __________________

      * Less than 1%.


   <F1> There are included in some cases shares over which a director or executive officer has or shares voting power and/or investment power as to which beneficial ownership may be disclaimed. The number of Class B Shares (included in the beneficial ownership figures detailed above) set forth after each of the following directors has also been included in the beneficial ownership of at least one other director: Ben Marcus (199,698); Stephen H. Marcus (529,724); and Diane
        Marcus Gershowitz (529,724).  The outstanding Class B Shares are convertible on a share-for-share basis into Common
        Shares at any time at the discretion of each holder.  As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Common Shares.  However, in order to avoid overstatement of the aggregate beneficial ownership of both classes of the Company's outstanding capital stock, the Common Shares listed in the table do not include Common
        Shares which may be acquired upon the conversion of outstanding Class B Shares.  Similarly, the percentage of outstanding
        Common Shares beneficially owned is determined with respect to the total number of outstanding Common Shares, excluding
        Common Shares which may be issued upon conversion of outstanding Class B Shares.

   <F2> The address of Ben Marcus, Stephen H. Marcus and Diane Marcus Gershowitz is 250 East Wisconsin Avenue, Suite 1700,
        Milwaukee, Wisconsin 53202-4220.

   <F3> Includes 621, 830, 714, 379, 361 and 2,905 Common Shares held for the respective accounts of Ben Marcus, Stephen H.
        Marcus, Bruce Olson, Kenneth A. MacKenzie, H. Fred Delmenhorst, and all directors and officers as a group in the
        Company's Pension Plus Plan as of December 31, 1993, the latest practicable date for which such data is available.  See
        "Executive Compensation -- Summary Compensation Information."

   <F4> Includes 55,532 shares disclaimed by Mr. Marcus, which shares are otherwise beneficially owned by the children of Mr.
        Marcus' sister, Diane Marcus Gershowitz.  Mr. Marcus acts as custodian over such shares.  Such shares are also deemed to be beneficially owned by Diane Marcus Gershowitz.  See footnote (1).

   <F5> During fiscal 1994, Mr. Slater filed an untimely Form 4 report concerning a purchase of Common Shares.

   <F6> Includes 4,500 and 240 Common Shares subject to acquisition by Bruce Olson and Kenneth A. MacKenzie, respectively, pursuant to the exercise of vested stock options held on the Record Date.  During fiscal 1994, each of Bruce Olson and H.
        Fred Delmenhorst filed an untimely Form 4 report concerning their sale of Common Shares after their respective exercise of stock options granted under the 1987 Stock Option Plan.  See "Executive Compensation -- Stock Options."

   <F7> In determining the aggregate beneficial ownership of Common Shares and Class B Shares for all directors and executive officers as a group, shares which are beneficially owned by more than one director or officer have been counted only once to avoid overstatement.  See footnote (1).

   <F8> Includes 4,740 Common Shares subject to acquisition pursuant to the exercise of vested stock options held by executive officers of the Company on the Record Date.  See "Executive Compensation--Stock Options."

   <F9> The address of Neuberger & Berman ("N&B") is 605 Third Avenue, New York, New York  10158.

   <F10> Other than share ownership percentage information, the information set forth is as of January 31, 1994, as reported by
         N&B in its Schedule 13G filed with the SEC and the Company.  According to such Schedule 13G, partners of N&B own 43,000 shares and N&B disclaims beneficial ownership of these shares which were purchased with the personal funds of the N&B partners.

   <F11> The address of Dimensional Fund Advisors Inc. ("DFA") is 1299 Ocean Avenue, 11th Floor, Santa Monica, California
         90401.

   <F12> Other than share ownership percentage information, the information set forth is as of February 9, 1994, as reported by
         DFA in its Schedule 13G filed with the SEC and the Company.

                             EXECUTIVE COMPENSATION

   Report on Executive Compensation

             The Company strives to provide fair and competitive compensation which rewards corporate and individual performance and helps attract, retain and motivate highly qualified individuals who contribute to the Company's long-term growth and success. One of the Company's guiding philosophies is to encourage its executives and other employees to take appropriate market responsive risk-taking actions which facilitate the growth and success of the Company. The Company's compensation policies attempt to encourage the continuation of this entrepreneurial spirit.

             The Compensation and Personnel Committee of the Board ("Committee") is responsible for evaluating and determining the compensation of the Company's executive officers, including the Company's Chief Executive Officer Stephen H. Marcus, in accordance with the foregoing philosophies and policies. The Committee is composed entirely of independent, nonemployee directors. Executive officer compensation consists of base salary, annual bonus payments, stock options grants and other benefits under the Company's several employee benefit plans.

             Each executive officer's base salary has been established based on the level of responsibilities delegated to the executive and the relationship of such responsibilities to those of other Company executive officers. In evaluating and adjusting base salaries of executives (other than Mr. Marcus) from year-to-year, the Committee acts on the recommendations of Mr. Marcus, who in making his recommendations takes into account (i) the financial performance of the Company as a whole and on a divisional basis, when appropriate, for the fiscal year then ended, compared to its respective historical and anticipated performance; (ii) general economic conditions (including inflationary factors) and the impact such conditions had on the industry segments in which the Company operates; (iii) each executive officer's past, and anticipated future, contributions to the Company's performance; (iv) each executive officer's existing base salary compared to the range of the base salaries of similarly situated executives; (v) any new responsibilities delegated, or to be delegated, to such officer; and (vi) the extent of participation of the executive in any significant corporate achievements over the prior fiscal year (such as the Company's acquisition and renovation of The Grand Geneva Resort and Spa or the restructuring of the Company's restaurant division). In evaluating and adjusting Mr. Marcus' base salary, the Committee subjectively considers the same factors cited above, as well as the comparative salaries and total compensation packages of other Chief Executive Officers, with particular reference to local market
   circumstances.   In determining the adjustment to Mr. Marcus' base salary
   for fiscal 1995, the Committee specifically took into account the Company's record-setting revenue and earnings performance for fiscal 1994.

             Bonus awards attributable to each fiscal year are granted by the Committee to the named executive officers, including Mr. Marcus, subsequent to the fiscal year-end. Fiscal 1994 bonus awards for the named executive officers who have no direct operational responsibilities were based on the recommendations of Mr. Marcus, who made his recommendations based on the Company's overall financial performance for the year then ended and such officer's individual contributions and achievements over fiscal 1994, particularly as such contributions and achievements related to advancing the Company's entrepreneurial philosophy. Specific corporate performance factors considered in making fiscal 1994 bonus determinations for such executives were the Company's ____% increase in revenues, ____% increase in earnings and ____% increase in earnings per share, all compared to fiscal 1993. The fiscal 1994 bonus award for the named executive officer who has direct managerial responsibilities for two operating divisions of the Company was determined based on the financial and operating performance of those divisions, together with the over-all financial performance of the Company in fiscal 1994. Mr. Marcus received a fiscal 1994 bonus payment based on a pre-established formula which provides for his receipt of a performance bonus equal to three-fourths of one percent of the Company's pre-tax earnings for the fiscal year.

             Stock options are granted each year by the Committee to selected executive officers as part of such officers' compensation package.
   Options granted by the Committee have a per share exercise price equal to 100% of the fair market value of the Common Shares on the date of grant. Therefore, since the economic value of each option is directly dependent upon future increases in the value of the Common Shares, the Committee believes option grants help to better align the interests of option recipients with the economic interests of the Company's shareholders. The Committee believes stock option grants provide a long-term incentive for option recipients to improve the Company's financial performance and, in turn, its stock price. Mr. Marcus is not eligible to receive option grants under the Company's 1987 Stock Option Plan. Since Mr. Marcus and his family own approximately 48% of the outstanding Common Shares and Class B Shares, his economic interests are directly linked to the price performance of the Company's Common Shares. Therefore, at the time the Company's 1987 Stock Option Plan was adopted, it was determined unnecessary to provide Mr. Marcus with the opportunity to receive stock option grants.

             Consistent with the Company's philosophy of encouraging entrepreneurism throughout the organization, the Committee grants options annually to a broad number of key employees. Option grants in fiscal 1994 to key employees other than the named executive officers constituted 87.1% of all option grants. The size of option grants to the named executive officers is based on (i) each officer's length of service and relative responsibilities and contributions to the Company's performance over the past year; (ii) the officer's anticipated future contributions to the success of the Company; (iii) historical levels of option grants to, and the level of existing stock ownership of, such officer and other executive officers; and (iv) the relative levels of option grants then being made to all employees and other executive officers.

             The Committee also attempts to provide other competitive compensatory benefits to the Company's executive officers, including participation in the Company's Pension Plus Plan, nonqualified retirement income plan, nonqualified deferred compensation plan, health insurance, life and disability insurance and other benefits.

             As a result of current executive compensation levels, the Committee does not intend currently to take any action to conform its compensation plans to comply with the regulations proposed under Internal Revenue Code Section 162(m) relating to the $1 million cap on executive compensation deductibility imposed by the Omnibus Revenue Reconciliation Act of 1993.

             By the Compensation and Personnel Committee:

                  John L. Murray, Chairman
                  Daniel F. McKeithan, Jr.
                  Lee Sherman Dreyfus

   Summary Compensation Information

             The following table sets forth certain information concerning compensation paid by the Company for the last three fiscal years to the Company's Chief Executive Officer and the other executive officers of the Company who earned over $100,000 in salary and bonuses in fiscal 1994.
   The persons named in the table below are hereinafter sometimes referred to as the "named executive officers."


                           Summary Compensation Table


                                                  Annual Compensation          Stock Option
        Name and Principal      Fiscal                                          Grants<F4>      All Other
             Positions           Year      Salary<F1>  Bonus<F2>  Other<F3>      (shares)    Compensation<F5>

    Stephen H. Marcus           1994      $275,543     $          $2,250            N/A          $  4,151
     Chairman of the Board      1993      $245,600     $210,149   $2,500            N/A          $  4,048
     President and Chief        1992      $208,172     $191,584   $2,500            N/A          $  3,302
     Executive Officer <F3>

    Bruce J. Olson              1994      $162,661     $          $   --          10,000         $  1,593
     Group Vice President       1993      $153,269     $121,013   $   --           7,500         $  2,908
                                1992      $138,510     $ 96,395   $   --             --          $  1,078

    Kenneth A. MacKenzie        1994      $ 96,018     $ 12,000   $   --           4,000         $  2,762
     Chief Financial Officer,   1993      $ 94,539     $ 19,000   $   --           3,750         $  1,307
     Treasurer and Controller   1992      $ 90,602     $  8,500   $   --             --          $  1,258

    H. Fred Delmenhorst         1994      $ 99,525     $ 12,000   $   --           4,000         $  1,914
     Vice President-Human       1993      $ 92,308     $ 10,000   $   --  $        3,750         $  1,357
     Resources                  1992      $ 86,503     $  9,000   --                  --         $  1,324

   _________________

   <F1> Includes amounts deferred by the Company at the election of the named executive officer under Section 401(k) of the
        Internal Revenue Code and the Company's Deferred Compensation Plan and Mr. Marcus' salary amount listed for fiscal 1994 includes $25,000 payable during fiscal 1995.  The Company's Deferred Compensation Plan is a defined contribution program whereby an eligible employee may voluntarily make an irrevocable election to defer receipt of up to 100% of the employee's annual compensation on a pre-tax basis.  The irrevocable election must be made prior to the start of any calendar year to which it applies and must specify both a benefit payment commencement date beyond the end of the last such calendar year and the form of payment (i.e., lump sum, periodic installments or monthly annuity).  During the period of deferral, the Company quarterly applies to the deferred amount an earnings credit equal to the average prime interest rate of a designated Milwaukee bank.  The benefits payable under the Deferred Compensation Plan (i.e., the employee's deferred amounts plus his earnings credits) will be paid out of the Company's general corporate assets as benefit payments become due after the employee's specified commencement date.

   <F2> Bonus amounts listed relate to the fiscal year to which such bonuses are attributable.

   <F3> Includes for Mr. Marcus the amount of directors' fees he earned in fiscal 1994, 1993 and 1992.  See "Director
        Compensation" below.  The value of all perquisites and other personal benefits provided to each named executive officer by or on behalf of the Company is significantly less than the required reporting thresholds of the lesser of $50,000 or
        10% of the annual salary and bonus reported for each respective named executive officer.

   <F4> Granted at 100% fair market value on the date of grant under the Company's 1987 Stock Option Plan.  See footnote (1) to the table set forth under "Stock Options--Option Grants in 1994 Fiscal Year" below for additional information.

   <F5> Includes the Company's contributions on behalf of each named executive officer to its defined contribution Pension Plus
        Plan and the dollar value of imputed life insurance premiums paid by, or on behalf of, the Company during the fiscal year with respect to term life insurance for the benefit of the named executive officer.  The Pension Plus Plan is a profit sharing plan with Internal Revenue Code Section 401(k) features and covers all eligible employees of the Company and its subsidiaries, including the named executive officers, and uses a participating employee's aggregate direct compensation as the basis for determining the employee and employer contributions that are allocated to the employee's account under the Pension Plus Plan.  A participating employee may elect to make pre-tax deposits of up to 10% of the employee's annual compensation.  The Pension Plus Plan also provides for three types of employer contributions: (i) a basic contribution equal to 1% of a participating employee's annual compensation; (ii) a matching contribution equal to one-fourth of the employee's pre-tax deposits not exceeding 6% of such annual compensation; and (iii) a discretionary profit performance contribution determined by the Board.  For purposes of the profit performance contribution, the
        Company and its subsidiaries have been divided into eight profit sharing groups, and the profit performance contribution for the participating employees employed by a particular profit sharing group is dependent upon the Company's overall operations meeting profitability targets, the Company having achieved a positive return on shareholders' equity and that profit sharing group's operating performance having been profitable.  A participating employee's share of the annual profit performance contribution, if any, for the employee's profit sharing group is determined by multiplying the contribution amount by the ratio of the participating employee's annual compensation to the aggregate annual compensation of all participating employees in that profit sharing group.  The employee's pre-tax savings deposits and the employer basic contributions allocated to a participating employee's account are fully vested upon deposit, and the employer matching and profit performance contribution are subject to a graduated vesting schedule resulting in full vesting after seven years of service.  The participating employee has the right to direct the investment of the pre-tax savings deposits and employer matching contributions allocated to the employee's account in one or more of several available investment funds.  The allocated employer basic contributions are generally expected to be invested in Common
        Shares but, at the direction of the Pension Plus Plan's administrative committee, may be invested in a different manner.
        The allocated employer profit performance contributions are invested in the manner selected by the Pension Plus Plan's administrative committee, which may also include investment in Common Shares.  The vested portion of a participating employee's account balance becomes distributable in a lump sum payment only after the employee's termination of employment, although the employee has the right while employed to make a withdrawal of pre-tax savings deposits for certain hardship reasons which are prescribed by applicable federal law.  The Company also provides all named executive officers with long-term disability protection.

   Stock Options

        The Company has a 1987 Stock Option Plan ("1987 Plan") pursuant to which options to acquire Common Shares may be granted until June 1997 by the Committee to officers and other key employees of the Company and its subsidiaries, including executive officers and directors. However, Ben Marcus, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who owns, directly or indirectly, 5% or more of the Company's voting power cannot receive options under the 1987 Plan. The following table sets forth information concerning the grant of stock options under the 1987 Plan during fiscal 1994 to the named executive officers.


                        Option Grants in 1994 Fiscal Year

                             Common       Percentage of                              Potential Realizable Value at
                             Shares       Total Options                              Assumed Annual Rates of Stock
                           Underlying    Granted to All     Exercise                             Price
                             Options      Employees in     Price<F2>   Expiration  Appreciation for Option Term<F3>
            Name           Granted<F1>  1994 Fiscal Year  (per share)     Date         5%                   10%

    Stephen H. Marcus .        N/A             N/A            N/A          N/A            N/A              N/A


    Bruce J. Olson  . .        5,000              3.6%      $ 22.50     06/21/98         $31,100          $68,700
                               5,000              3.6%      $ 27.00     12/13/98         $37,300          $82,400

    Kenneth A. MacKenzie
                               2,000              1.4%      $ 22.50     06/21/98         $12,400          $27,500
                               2,000              1.4%      $ 27.00     12/13/98         $14,900          $33,000

    H. Fred Delmenhorst        2,000              1.4%      $ 22.50     06/21/98         $12,400          $27,500
                               2,000              1.4%      $ 27.00     12/13/98         $14,900          $33,000

   __________________

   <F1> Options granted under the 1987 Plan may be designed to qualify as either "incentive stock options" within the meaning of
        Section 422A of the Internal Revenue Code or as "nonstatutory stock options."  The options reflected in the table are nonstatutory stock options under the Internal Revenue Code and were granted on June 22, 1993 and December 14, 1993.  The exercise price of each option granted was equal to 100% of the fair market value of the Common Shares on the date of grant, as determined by the Committee.  Options granted under the 1987 Plan vest and are exercisable with respect to 40%
        of the subject shares after two years from the grant date, 60% after three years, 80% after four years and 100% after four years and six months, but not after the five-year option period.

   <F2> The exercise price of options may be paid in cash, by delivering previously issued Common Shares or any combination thereof.

   <F3> The potential realizable values set forth under the columns represent the difference between the stated option exercise price and the market value of the Common Shares based on certain assumed rates of stock price appreciation and assuming that the options are exercised on their stated expiration date; the potential realizable values set forth do not take into account applicable tax and expense payments which may be associated with such option exercises.  Actual realizable value, if any, will be dependent on the future stock price of the Common Shares on the actual date of exercise, which may be earlier than the stated expiration date.  The 5% and 10% assumed rates of stock price appreciation over the five-
        year exercise period of the options used in the table above are mandated by the rules of the Securities and Exchange
        Commission and do not represent the Company's estimate or projection of the future price of the Common Shares on any date.  There can be no assurances that the stock price appreciation rates for the Common Shares assumed for purposes of this table will actually be achieved.


        The following table sets forth certain information with respect to the named executive officers concerning their stock options exercised in fiscal 1994 and unexercised stock options held as of the end of fiscal 1994.

        Aggregated Option Exercises and Fiscal 1994 Year-End Value Table

                                                         Number of Common Shares
                             Number of                    Underlying Unexercised       Value of Unexercised
                           Common Shares                        Options at          In-the-Money Options at End
                           Acquired Upon      Value       End of Fiscal 1994<F2>        of Fiscal 1994<F3>
            Name             Exercise     Received<F1>  Exercisable/Unexercisable    Exercisable/Unexercisable

    Stephen H. Marcus .         N/A            N/A                 N/A                          N/A

    Bruce J. Olson  . .         3,750          $30,938         4,500/20,500              $90,585/$175,165

    Kenneth A. MacKenzie          450           $3,713          240/8,470                 $4,831/$69,502

    H. Fred Delmenhorst         2,250          $18,563           0/8,200                    $0/$64,067

   ________________

   <F1> Reflects the dollar value difference between the closing sale price of the Common Shares on the New York Stock Exchange on the date of exercise, less the stock option's exercise price, multiplied by the number of Common Shares acquired upon exercise.

   <F2> See vesting schedule of options set forth in footnote (1) under the Option Grants in 1994 Fiscal Year table above.

   <F3> The dollar values were calculated by determining the difference between the fair market value of the underlying Common
        Shares and the various applicable exercise prices of the named executive officers' outstanding options at the end of fiscal 1994.  The closing sale price of the Common Shares on the New York Stock Exchange on May 26, 1994 was $27.13 per
        share.

   Pension Plan

        The Company has a nonqualified defined benefit pension plan ("Supplemental Plan") for the eligible employees of the Company and its subsidiaries with annual compensation in excess of a specified level (e.g., $64,245 in 1994), including named executive officers of the Company. The Supplemental Plan is a defined benefit retirement income program which provides benefits based upon the employee's final five-year average compensation. The amounts accrued for named executive officers under the Supplemental Plan cannot be readily ascertained and are, therefore, not included in the Summary Compensation Table above. In calculating employee compensation for purposes of determining its contribution to the Supplemental Plan, the Company uses a participating employee's total direct compensation in determining its annual benefits (which, for the named executive officers, would be comprised of the salary and bonus amounts listed in the Summary Compensation Table above), calculated on a straight life annuity basis assuming benefits commence at age 65. In addition to a reduction equal to 50% of Social Security benefits, the Supplemental Plan also reduces its benefits by the benefits attributable to employer contributions which the participating employee received under other Company-sponsored plans, such as the Pension Plus Plan and the Company's former qualified pension plans. An employee participating in the Supplemental Plan will be entitled to receive annual benefits substantially in accordance with the table set forth below, except that the amounts shown in the table do not reflect the applicable reductions for Social Security benefits and benefits funded by employer contributions which are payable under other Company-sponsored plans. For an employee entitled to the highest level of Social Security benefits who retired at age 65 during fiscal year 1994, the reduction in annual Supplemental Plan benefits would have been approximately $6,882.


                                     Estimated Annual Pension Plan Benefits
                                      for Representative Years of Service
    Final Five-Year
    Average Compensation        15        20         25          30          35

           $ 60,000           $ 15,000  $ 20,000   $ 25,000    $ 30,000     $30,000
            120,000             30,000    40,000     50,000      60,000      60,000
            180,000             45,000    60,000     75,000      90,000      90,000
            240,000             60,000    80,000    100,000     120,000     120,000
            400,000            100,000   133,000    167,000     200,000     200,000

             A participating employee is entitled to benefits under the Supplemental Plan upon normal retirement on or after age 65, early retirement after age 60 with at least five years of service, disability retirement after at least five years of service and other termination of employment after at least five years of service. A graduated vesting schedule, which provides for 50% vesting after five years of service and an additional 10% for each year of service thereafter, applies in the case of termination of employment before completing 10 years of service or qualifying for normal, early or disability retirement. Benefits payable under the Supplemental Plan will be paid out of the Company's general corporate assets as benefit payments become due after retirement or other termination. At the end of fiscal 1994, Stephen H. Marcus, Bruce J. Olson, Kenneth A. MacKenzie and H. Fred Delmenhorst had 33, 20, 15 and 10 years, respectively, of credited years of service under the Supplemental Plan.

   Director Compensation

             Under the Company's newly-adopted standard director compensation policy, beginning in fiscal 1995, each nonemployee director will receive an annual retainer fee of $8,000, together with $1,750 for each meeting of the Board and $350 for each committee meeting thereof (or $500 per committee meeting, if that person serves as the committee's chairman), which he or she attends. Additionally, shareholders at the Meeting are being asked to approve and ratify the Director Plan. See "Nonemployee Director Stock Option Plan."

             Ben Marcus, the founder of the Company in 1935, retired from his position as the Company's Chairman of the Board in December 1991; however, Mr. Marcus continues to serve the Company as a director and nonofficer employee. In fiscal 1993, the Committee adopted a compensation policy applicable to Ben Marcus that attempts to recompense him for his many years of service and dedication to the founding, development and growth of the Company. To help ensure Ben Marcus' continued availability to consult with officers and employees of the Company, and to recognize his contributions to the founding and success of the Company, Mr. Marcus is entitled to receive for the remainder of his life (and thereafter his wife will be entitled to receive for the remainder of her life) a consulting fee partially linked to a percentage of the Company's pre-tax earnings. Mr. Marcus is also entitled to receive continued salary payments as an employee of the Company. In fiscal 1994, Ben Marcus received total cash compensation of $288,019 from the Company.

                          STOCK PERFORMANCE INFORMATION

             Set forth below is a line graph comparing the annual percentage change during the Company's last five fiscal years in the Company's cumulative total shareholder return (stock price appreciation on a dividend reinvested basis) on the Common Shares, compared to the cumulative total return of companies included within the S&P 500 Composite Index, the NASDAQ Composite Index and to a composite peer group index selected in good faith by the Company. As a result of the Company moving its listing of the Common Shares from the Nasdaq Stock Market to the New York Stock Exchange in December 1993, the Company determined to replace the NASDAQ Composite Index with the S&P 500 Composite Index in its stock performance graph. As a result of this change, the rules of the Securities and Exchange Commission as of the beginning of the presented periods require that both indices be included in the performance graph set forth below. The composite peer group index is comprised of the Standard & Poor's Hotel/Motel Index (weighted 50%), Standard & Poor's Restaurants Index (weighted 25%) and a Company-selected theatre index (weighted 25%) which includes Carmike Cinemas, Inc., Cineplex Odeon and AMC Entertainment. The indices within the composite industry index have been weighted to approximate the relative revenue contributions of each of the Company's three business segments to the Company's total revenues. The shareholder returns of the companies included in the theatre index have been weighted based on each such company's relative market capitalization as of the beginning of the presented periods.

                        5/31/   5/31/  5/31/   5/31/  5/31/   5/31/
                          89     90      91     92      93     94

    The Marcus           $100    $98    $105   $113    $225   $262
    Corporation

    Composite Peer       $100    $79    $72     $76    $98    $120
    Group Index

    NASDAQ Composite     $100   $103    $113   $131    $157   $165
    Index

    S&P 500 Composite    $100   $116    $130   $142    $158   $165
    Index


                              CERTAIN TRANSACTIONS

             The Company leases, under capital and operating leases, real estate occupied by 10 of the Company's facilities under long-term leases from two entities wholly-owned by Ben Marcus, Stephen H. Marcus, Ida Lowe and certain spouses and trusts for the benefit of members of their families ("Affiliated Parties") for an aggregate annual rental of approximately $306,000, and from Stephen H. Marcus and Diane Marcus Gershowitz for an aggregate annual rental of approximately $84,000. The Company has renewal options for all of these leases which, if fully exercised, would result in these leases expiring at various times between 2005 and 2030. Ida Lowe is the sister of Ben Marcus.

             During the 1994 fiscal year, the Company paid approximately $137,336 of interest to certain entities owned by certain of the Affiliated Parties on five debts of the Company owed to such entities. These debts are due on demand and bear an interest rate of 8%. The largest aggregate amount outstanding on the above debts during the Company's 1994 fiscal year was $1,645,000. As of the end of the 1994 fiscal year, the amount outstanding on the five debts was $1,645,000. Payment of both principal and interest on these debts is current.

             In fiscal 1994, the Company transferred ownership of a post office building in Milwaukee, Wisconsin to an affiliated corporation owned by Stephen H. Marcus, Diane Marcus Gershowitz, Ben Marcus and others in exchange for four restaurant properties owned by the affiliated corporation. The fair market value of the post office building was determined internally by the Company to be equal to the internally estimated $2,182,800 aggregate fair market value of the four restaurants received in exchange for the building. The transaction was effected in order to more closely align the ongoing business interests of the respective corporations with the types and uses of the properties owned.

             The Company believes that all of the above transactions were consummated on terms at least as favorable as could have been obtained from non-affiliated third parties.

                                  OTHER MATTERS

             Representatives from Ernst & Young are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate shareholder questions.

             The Board does not intend to present at the Meeting any matters for shareholder action other than the matters described in the Notice of Annual Meeting. The Board knows of no other matters to be brought before the Meeting which will require the vote of shareholders. For other business to be properly brought before the Meeting by a shareholder, such shareholder must give written notice of such proposed business complying with the Company's By-laws to the Secretary of the Company not less than 15 days in advance of the Meeting. If any other business or matters should properly come before the Meeting, the proxies named in the accompanying proxy will vote on such business or matters in accordance with their best judgment.

             The Company has filed an Annual Report on Form 10-K with the Securities and Exchange Commission for its 1994 fiscal year which ended on May 26, 1994. The Company will provide a copy of such Form 10-K (excluding exhibits) without charge to each person who is a record or beneficial owner of Common Shares or Class B Shares on the Record Date and who submits a written request therefor. Exhibits to the Form 10-K will be furnished upon payment of the fee described in the list of exhibits accompanying the copy of Form 10-K. Requests for copies of the Form 10-K and any exhibits thereto should be addressed to Thomas F. Kissinger, Director of Legal Affairs and Secretary, The Marcus Corporation, 250 East Wisconsin Avenue, Suite 1700, Milwaukee, Wisconsin 53202-4220.

             The cost of soliciting proxies will be paid by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose, but the Company reserves the right to do so should it conclude that such efforts are needed. The Company will reimburse brokers and other holders of record for their expenses in communicating with the persons for whom they hold Common Shares or Class B Shares.

             A shareholder wishing to include a proposal in the Company's proxy statement for its 1995 Annual Meeting of Shareholders must forward the proposal to the Company by May 2, 1995.

                                      On Behalf of the Board of Directors

                                      [Printer to Insert Signature]


                                      Thomas F. Kissinger
                                      Secretary

   Milwaukee, Wisconsin
   August 30, 1994


   Attachments

                                                                    Exhibit A

                             THE MARCUS CORPORATION

                            1994 Nonemployee Director
                                Stock Option Plan

                 ARTICLE 1.  ESTABLISHMENT, PURPOSE AND DURATION

             1.1 Establishment of the Plan. The Marcus Corporation hereby establishes an incentive compensation plan to be known as "The Marcus Corporation 1994 Nonemployee Director Stock Option Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options to Nonemployee Directors, subject to the terms and pro-visions set forth herein.

             Upon approval by the Board of Directors, subject to the approval and ratification by an affirmative vote of the holders of a majority of the votes of the Company's Common Stock and Class B Common Stock, voting together as a single group, the Plan shall become effective as of the date of such shareholder approval and ratification (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

             1.2 Purpose of the Plan. The purpose of the Plan is to promote the achievement of long-term growth and financial success of the Company by attracting and retaining Nonemployee Directors of outstanding competence and by better aligning the personal financial interests of Nonemployee Directors to those of the Company's shareholders.

             1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 7 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Option be granted under the Plan on or after the tenth anniversary of the Effective Date.

                             ARTICLE 2.  DEFINITIONS

             Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word or words is capitalized:

     (a) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     (b) "Board" or "Board or Directors" means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer part or all of the Plan consistent with the terms of the Plan.

     (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (d) "Company" means The Marcus Corporation, a Wisconsin corporation, or any successor thereto as provided in Section 8.7 herein.

     (e) "Director" means any individual who is a member of the Board of Directors.

     (f) "Employee" means any full-time or part-time employee of the Company or any of its subsidiaries. For purposes of the Plan, an individual whose only employment relationship with the Company or its subsidiaries is as a Director shall not be deemed to be an Employee.

     (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     (h) "Fair Market Value" means the closing sale price for Shares on the relevant date on The New York Stock Exchange (or other exchange or reporting system on which the Shares are then traded or quoted) or if there were no sales on such date the closing sale price on the nearest day before the relevant date on The New York Stock Exchange (or other exchange or reporting system on which the Shares are then traded or quoted), as reported in The Wall Street Journal or a similar publication selected by the Board.

     (i) "Grant" means a grant of Nonqualified Stock Options under the Plan.

     (j) "Nonemployee Director" means any Director who is not otherwise an Employee.

     (k) "Nonqualified Stock Option" means an Option to purchase Shares granted under Article 6 herein.

     (l)  "Option" means a Nonqualified Stock Option granted under the Plan.

     (m) "Option Agreement" means an agreement entered into by and between the Company and a Nonemployee Director, setting forth the terms and provisions applicable to a Grant under the Plan.

     (n) "Option Price" means the exercise price at which a Share may be purchased under an Option.

     (o) "Participant" means a Nonemployee Director of the Company who has outstanding a viable Grant under the Plan.

     (p) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     (q) "Shares" means the shares of Common Stock of the Company, par value $1 per share.

                           ARTICLE 3.  ADMINISTRATION

             3.1 The Board of Directors. The Plan shall be administered by the Board of Directors, subject to the restrictions set forth in the Plan.

             3.2 Administration by the Board. The Board shall have the full power, discretion and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. However, in no event shall the Board have the power to determine eligibility to participate in the Plan, or to determine the number, the value, the vesting or exercise period or the timing of Grants to be made under the Plan (all such determinations are automatic pursuant to the provisions of the Plan). Any action taken by the Board with respect to the administration of the Plan which would violate Rule 16b-3 under the Exchange Act (or any successor provision) shall be null and void.

             3.3 Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of the Plan and within its administrative authority hereunder, and all related orders or resolutions of the Board, shall be final, conclusive and binding on all Persons, including the Company, its shareholders, Employees, Participants and their estates and beneficiaries.

                     ARTICLE 4.  SHARES SUBJECT TO THE PLAN

             4.1  Number of Shares.  Subject to adjustment as provided in
   Section 4.3 herein, the total maximum number of Shares which shall be reserved by the Company and made available for Grants under the Plan may not exceed 50,000.

             4.2 Lapsed Awards. If any Option granted under the Plan terminates, expires or lapses for any reason, the Shares relating to such Option again shall become automatically available for issuance pursuant to other Grants under the Plan. However, in the event that prior to the Option's termination, expiration or lapse, the holder of the Options at any time received one or more "benefits of ownership" pursuant to such Options (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange
   Act), the Shares subject to such Options shall not be made available for regrant under the Plan.

             4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares (excluding cash dividends), the Board may make only such adjustments to outstanding Options (including, without limitation, the number of Shares subject to the Options and the Option Price) as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or diminishment of a Grant and do preserve, without exceeding, the value of such Grant, and to otherwise appropriately adjust the remaining number of Shares reserved and available for Grants under Section 4.1 of the Plan; provided, however, that no such adjustment shall be made if the adjustment may cause the Plan to fail to comply with the "formula award" exception, as set forth in Rule 16b-3 under the Exchange Act (or any successor provision).

                    ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

             5.1 Eligibility. Persons eligible to participate in the Plan are limited to Nonemployee Directors.

             5.2 Actual Participation. Each Nonemployee Director during the term of this Plan shall receive Grants pursuant to the terms and provisions set forth in Article 6 herein.

                     ARTICLE 6.  NONQUALIFIED STOCK OPTIONS

             6.1 Automatic Grants. On the date of initial election or initial appointment of a non-Employee as a Director during the term of the Plan or, on the Effective Date in the case of each Nonemployee Director who is serving as such on the Effective Date, each such Nonemployee Director shall be automatically granted an Option to purchase 1,000 Shares. Thereafter, on the final day of each fiscal year of the Company during the term of the Plan, each then serving Nonemployee Director shall be automatically granted an Option to purchase 500 Shares. The specific terms and provisions of such Grants shall be consistent with the terms of the Plan and incorporated into Option Agreements, executed pursuant to
   Section 6.3 of the Plan.

             6.2 Limitation on Grants. Other than the automatic Grants provided in Section 6.1 herein, no additional Options shall be granted under the Plan.

             6.3 Option Agreements. Each Grant shall be evidenced by an Option Agreement that shall specify the Option Price, the duration of the Option, the number of Shares available for purchase under the Option, and such other provisions as the Board shall determine appropriate, consistent with the terms of the Plan.

             6.4 Option Price. The exercise price per Share available for purchase under an Option shall equal the Fair Market Value of a Share on the date of the Grant.

             6.5 Duration of Options. Each Option shall expire on the tenth anniversary date of its Grant.

             6.6  Exercisability of Shares Subject to Option.  Subject to
   Section 6.7, Participants shall be entitled to exercise Options in whole or in part at any time and from time to time beginning immediately after the Grant and ending on the tenth anniversary date of the Grant. Options granted hereunder shall be immediately 100% vested.

             6.7 Termination of Directorship. If a Participant ceases to be a Nonemployee Director for any reason, including death, disability or retirement, all Options granted to such Participant which remain outstanding shall remain exercisable for six months following the date the Nonemployee Director's service on the Board terminates, or until the respective Options' expiration date, whichever period is shorter.

             6.8 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either:
   (a) in cash; (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares tendered upon Option exercise to satisfy the Option Price have been held by the Participant for at least six months prior to their tender); or (c) by a combination of (a) and (b). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

             As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall cause there to be delivered to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the exercise of the Option.

             6.9 Restrictions on Share Transferability. Shares acquired pursuant to the exercise of an Option under the Plan shall be subject to applicable restrictions under applicable federal securities laws, under the requirements of any national securities exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

             6.10 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or to a Participant's beneficiary as allowed hereunder. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

               ARTICLE 7.  AMENDMENT, MODIFICATION AND TERMINATION

             7.1 Amendment, Modification and Termination. Subject to the terms set forth in this Section 7.1, the Board may terminate, amend or modify the Plan at any time and from time to time; provided, however, that the provisions set forth in the Plan regarding the number of Shares available for Grants hereunder, the Option Price of Options, and the timing of Grants to Nonemployee Directors, may not be amended more than once within any six month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder, as allowed by Rule 16b-3 of the Exchange Act.

             Without the approval of the shareholders of the Company (as may be required by the Code, by the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto) no such termination, amendment, or modification may:

      (a) materially increase the total number of Shares which may be available for Grants under the Plan, except as provided in
           Section 4.3 herein;

      (b) materially modify the requirements with respect to eligibility to participate in the Plan; or

      (c) materially increase the benefits accruing to Participants under the Plan.

             7.2 Options Outstanding. Unless required by law, no termi-nation, amendment or modification of the Plan shall materially affect in an adverse manner any Options outstanding under the Plan, without the written consent of the Participant holding the outstanding Option.

                            ARTICLE 8.  MISCELLANEOUS

             8.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

             8.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

             8.3 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death (and/or who may exercise the Participant's Options following his or her death pursuant to the terms of the Plan). Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate (and, subject to the terms and provisions of the Plan, any unexercised Options may be exercised by the administrator or executor of the Participant's estate pursuant to the terms of the Plan).

             8.4 No Right of Nomination or Directorship. Nothing in the Plan or any Option Agreement shall be deemed to create any obligation on the part of the Board to appoint or nominate any Director or other Person for election or appointment to the Board or any right of any Person to serve as a Director. Nothing herein or in any Option Agreement shall interfere in any way with the right of the Company, its Board or its shareholders to terminate a Participant's status as a Director at any time consistent with the Company's Articles of Incorprations and Bylaws.

             8.5 Shares Available. The Shares made available pursuant to Grants under the Plan may be either authorized but unissued Shares, or Shares which have been or may be reacquired by the Company, as determined from time to time by the Board.

             8.6 Additional Compensation. Options granted under the Plan shall be in addition to any annual retainer, attendance fees, expense reimbursements or other compensation or benefits payable to each Participant as a result of his or her service on the Board or otherwise.

             8.7 Successors. All obligations of the Company under the Plan, with respect to Grants hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock and/or assets of the Company or its subsidiaries.

             8.8 Requirements of Law. Grants under the Plan shall be subject to all applicable laws rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

             8.9 Governing Law. The Plan and all Option Agreements hereunder shall be construed in accordance with and governed by the internal laws of the State of Wisconsin.

                                                                    Exhibit B



                            PROPOSED AMENDMENT TO THE
                            ARTICLES OF INCORPORATION


             The proposed amendment to the first sentence of Article 2 to the Company's Articles of Incorporation that would be effected if the Authorized Stock Amendment is approved by shareholders at the Meeting are in italicized type and the proposed deletions have been indicated by overstriking. ** EDGAR Only: Since bold italics and overstriking are not recognized in the EDGAR system, additions are surrounded by + symbols and deletions are set off by "/" symbols. **


                                    ARTICLE 2

                                Authorized Shares

        The total number of shares of all classes of capital stock which the Corporation shall be authorized to issue is +fifty-one million (51,000,000)+ /thirty million (30,000,000)/ shares, consisting of +thirty million (30,000,000)+ /twenty million (20,000,000)/ shares of a class designated "Common Stock", with a par value of one dollar ($1) per share, +twenty million (20,000,000)+ /nine million (9,000,000)/ shares of a class designated "Class B Common Stock", with a par value of one dollar ($1) per share, and one million (1,000,000) shares of a class designated "Preferred Stock", with a par value of one dollar ($1) per share.

                                                                       [BLUE]

                              [Face of Proxy Card]

                               [PRELIMINARY COPY]

                             THE MARCUS CORPORATION

                    PROXY FOR HOLDERS OF CLASS B COMMON STOCK
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                   FOR THE 1994 ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 29, 1994

   The undersigned hereby constitutes and appoints BEN MARCUS and STEPHEN H. MARCUS, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Class B Common Stock of THE MARCUS CORPORATION which the undersigned is entitled to vote at the 1994 Annual Meeting of Shareholders to be held at 10:00 A.M., local time, September 29, 1994, at The Grand Geneva Resort and Spa, Lake Geneva, Wisconsin, and at any adjournment thereof, upon such business as may properly come before the meeting, including the following items as more completely described in the Proxy Statement for the meeting:

   1.   ELECTION OF DIRECTORS

        [ ]  FOR all nominees listed       [ ]  WITHHOLD AUTHORITY
             below (except as marked            to vote for all
             to the contrary below)             nominees listed below

   LEE SHERMAN DREYFUS, DIANE MARCUS GERSHOWITZ, BEN MARCUS, STEPHEN H. MARCUS, DANIEL F. McKEITHAN, JR., JOHN L. MURRAY AND GEORGE R. SLATER

       (INSTRUCTIONS:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
   NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

   _______________________________________________________________________

   2.   Approval of 1994 Nonemployee Director Stock Option Plan.

        [ ]  For        [ ]  Against        [ ]  Abstain

   3. Approval of amendment to Articles of Incorporation to increase the number of shares of authorized Common Stock and Class B Common Stock.

        [ ]  For        [ ]  Against        [ ]  Abstain

   4. Upon such other business as may properly come before the annual meeting or any adjournment thereof in accordance with the best judgment of such proxies.

      (This proxy is continued, and is to be signed, on the reverse side.)

                             [Reverse of Proxy Card]

   PROXY NO.                            NO. OF SHARES OF CLASS B COMMON STOCK

   The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and the 1994 Annual Report to Shareholders and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, FOR THE 1994 NONEMPLOYEE DIRECTOR OPTION PLAN, FOR THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION AND ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES NAMED HEREIN.


                                 Dated:_____________________, 1994

                                 _________________________________
                                    (Signature of Shareholder)

                                 _________________________________
                                    (Signature if jointly held)

                                 Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign in full corporate name by a duly authorized officer. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.


              PLEASE SIGN AND MAIL PROXY IN THE ENCLOSED ENVELOPE.
                              NO POSTAGE REQUIRED.

                                                                      [WHITE]




                              [Face of Proxy Card]

                               [PRELIMINARY COPY]

                             THE MARCUS CORPORATION

                       PROXY FOR HOLDERS OF COMMON STOCK
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE 1994 ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 29, 1994

   The undersigned hereby constitutes and appoints BEN MARCUS and STEPHEN H. MARCUS, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Common Stock of THE MARCUS CORPORATION which the undersigned is entitled to vote at the 1994 Annual Meeting of Shareholders to be held at 10:00 A.M., local time, on September 29, 1994, at The Grand Geneva Resort and Spa, Lake Geneva, Wisconsin, and at any adjournment thereof, upon such business as may properly come before the meeting, including the following items as more completely described in the Proxy Statement for the meeting:

   1.   ELECTION OF DIRECTORS

        [ ]  FOR all nominees listed       [ ]  WITHHOLD AUTHORITY
             below (except as marked            to vote for all
             to the contrary below)             nominees listed below

   LEE SHERMAN DREYFUS, DIANE MARCUS GERSHOWITZ, BEN MARCUS, STEPHEN H. MARCUS, DANIEL F. McKEITHAN, JR., JOHN L. MURRAY AND GEORGE R. SLATER

     (INSTRUCTIONS:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
   NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

   ________________________________________________________________________

   2.   Approval of 1994 Nonemployee Director Stock Option Plan.

        [ ]  For       [ ]  Against        [ ]  Abstain

   3. Approval of amendment to Articles of Incorporation to increase the number of authorized shares of Common Stock and Class B Common Stock.

        [ ]  For       [ ]  Against        [ ]  Abstain

   4. Upon such other business as may properly come before the annual meeting or any adjournment thereof in accordance with the best judgment of such proxies.

      (This proxy is continued, and is to be signed, on the reverse side.)

                             [Reverse of Proxy Card]

   PROXY NO.                                    NO. OF SHARES OF COMMON STOCK

   The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and the 1994 Annual Report to Shareholders and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, FOR THE 1994 NONEMPLOYEE DIRECTOR OPTION PLAN, FOR THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION AND ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES NAMED HEREIN.


                                 Dated:_____________________, 1994

                                 _________________________________
                                    (Signature of Shareholder)

                                 _________________________________
                                    (Signature if jointly held)


                                 Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign in full corporate name by a duly authorized officer. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.


              PLEASE SIGN AND MAIL PROXY IN THE ENCLOSED ENVELOPE.
                              NO POSTAGE REQUIRED.